Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [ ], 2025, by and among [PUCO NAME] (f/k/a [*]), a Cayman Islands exempted company (the “Purchaser” or “PubCo”) and the undersigned shareholders of the PubCo (the “Holders”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A.       YHN Acquisition I Limited, a British Virgin Islands business company (together with its successors, including Purchaser (as defined in the Business Combination Agreement) after the Reincorporation Merger (as defined below), “Parent”) and Mingde Technology Limited, a Cayman Islands company (the “Company”), entered into that certain Business Combination Agreement dated [*], 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof and in accordance with the provisions of applicable Law, (a) immediately prior to the Closing, Parent will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Reincorporation Merger”), (b) at the Closing, the parties will effect a merger of [Merger Sub 2] (or such other name to be agreed), a Cayman Islands [exempted] company and wholly owned subsidiary of Purchaser (the “Merger Sub”), to be formed for the sole purpose of merging with and into the Company (the “Acquisition Merger”) in which the Company will be the surviving entity and a wholly owned subsidiary of Purchaser (the Acquisition Merger and together with the Reincorporation Merger and the other transactions contemplated by the Business Combination Agreement and the Additional Agreements, the “Transactions”); and (c) following the Closing, Purchaser will be a publicly traded company listed on Nasdaq.

B.       The Closing has occurred as of the date hereof.

C.       At the Closing, the Holders were entitled to receive such number of PubCo Ordinary Shares (the “Lock-up Shares”) as is set forth immediately underneath his/her/its name on the signature page hereto, as their respective Merger Consideration Shares upon the consummation of the Acquisition Merger.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

Lock-Up.

During the Lock-up Period (as defined below), each Holder irrevocably agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Purchaser.

In furtherance of the foregoing, the Purchaser will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Purchaser’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Purchaser’s transfer agent not to process any attempts by such Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

For purpose of this Agreement, the “Lock-up Period” means with respect to the Lock-up Shares, the period commencing on the Closing Date and ending on the date that is 365 days thereafter.

The restrictions set forth herein shall not apply to: (1) transfers or distributions to any Holder’s current or former general or limited partners, or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) in the case of an individual, transfers by bona fide gift to a member of any Holder’s immediate family or to a trust, the beneficiary of which is such Holder or a member of such Holder’s immediate family for estate planning purposes; (3) in the case of an individual, transfers by virtue of the laws of descent and distribution upon death of such Holder, or in the case of an entity, transfers by virtue of the laws of the state of such Holder’s organization and such Holder’s Organizational Documents upon dissolution of such Holder; (4) transfers pursuant to a qualified domestic relations order; (5) any pledge, hypothecation or other granting of a security interest in any Lock-up Share or any security convertible into or exchangeable for any such Lock-up Share to one or more banks, financial or other lending institutions as collateral or security for or in connection with any margin loan or other loans, advances or extensions of credit entered into by any Holder or any of its Subsidiaries or any refinancings thereof and any transfers of such shares upon enforcement or foreclosure upon such shares in accordance with the terms of the documentation governing any margin loan or other loan, advance, or extension of credit; or (6) transfers made in connection with a liquidation, merger, or other similar transaction that results in all of the Purchaser’s shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to the Closing Date, in each case of clauses (1) through (5) where such transferee or pledgee (as the case may be) agrees to be bound by the terms of this Agreement in writing, in form and substance reasonably satisfactory to Parent.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of the Purchaser and the Purchaser’s subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of the Purchaser being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of the Purchaser with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

Beneficial Ownership. Each Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Purchaser Ordinary Shares, or any economic interest in or derivative of such stock, other than those securities specified on Section D of Background above.

No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holders in connection with this Agreement.

Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to the Holders, to the address of the Holders as set forth underneath the Holders’ signature on the signature page hereto:

with a copy to (which shall not constitute notice):

[*]
[address]
Attn: [name], [title]
Telephone No.: [*]
Email: [*]

If to Purchaser, to:

[*]
[address]
Attn: [name], [title]
Telephone No.: [*]
Email: [*]

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Lawrence Venick, Esq.
Email: lvenick@loeb.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. Each Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns.

Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Governing Law and Dispute Resolution. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, suits or proceedings arising out of or relating to this Agreement (“Related Claim”) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, to the extent the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any courts having jurisdiction over appeals therefrom), or, if no federal court in the State of Delaware accepts jurisdiction, any state court within the State of Delaware (and any courts having jurisdiction over appeals therefrom) (collectively, the “Specified Courts”)), and the parties hereby irrevocably agree that all Related Claims shall be heard and determined in such courts. The parties hereby (a) submit to the exclusive personal and subject matter jurisdiction of any Specified Court any Related Claims and (b) irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such Related Claim brought in any Specified Court or any defense of inconvenient forum for the maintenance of such dispute. The parties agree that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[NAME OF PUBCO]

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[NAME OF SHAREHOLDER]

By:
Name:
Title:
Number of PubCo Ordinary Shares held: ___________________
Address for Notice: [*]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[NAME OF SHAREHOLDER]

By:
Name:
Title:
Number of PubCo Ordinary Shares held: ___________________
Address for Notice: [*]